May 29, 1996


Pacific Mutual Life Insurance Company
700 Newport Center Drive
P.O. Box 9000
Newport Beach, California 92658-9000
Attention:  Fixed Income Securities Department

Pacific Corinthian Life Insurance Company
700 Newport Center Drive
P.O. Box 9000
Newport Beach, California  92658-9000
Attention:  Fixed Income Securities Department

Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, Minnesota  55415


          Re:  Amendment No. 2 to:

          Each of the three separate Note Agreements, dated as of March 30, 1993, and entered into between NPC International, Inc., formerly National Pizza Company (the "Company"), as the first party thereto, and Pacific Mutual Life Insurance Company, Pacific Corinthian Life Insurance Company and Lutheran Brotherhood, respectively, as the second party thereto.

Ladies and Gentlemen:

           We refer to the Note Agreements described above as each may have been amended through the date hereof, including those amendments set forth in the letter agreements dated May 24, 1995, (collectively, the "Existing Agreements"). The addressees of this letter shall be referred to herein individually as a "Lender," and collectively as the "Lenders." All other capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Existing Agreements.

          The Company has sold Skipper's, Inc., a wholly owned subsidiary of the Company. Tony Roma's Inc., another wholly owned subsidiary of the Company, has closed certain of its restaurant locations that are no longer useful in the conduct of its business. In connection with the Skipper's sale and the Tony Roma closings, the Company has taken a charge against consolidated income for the fiscal quarter ending March 26, 1996. Also, as a result of the Skipper's sale and the Tony Roma closings and certain other transactions contemplated by the Company, certain provisions and covenants in the Existing Agreements require amendment. Accordingly, each Lender and the Company hereby agrees as follows with respect to each Existing Agreement as to which that Lender is a party.

           1. The provisions of each of Subsection 5F and Subsection 6C(5) and Subsection 6C(6) of each of the Existing Agreements are hereby amended by deleting the period at the end thereof and replacing it with the following phrase "; provided, however, that the Company may effect the Skipper's Sale."

           2. The provisions of Subsection 6A of each of the Existing Agreements are hereby amended to read in their entirety as follows:

               "Consolidated Net Worth Requirement. The Company covenants that it will not permit consolidated Net Worth at any time to be less than the sum of (i) $77,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income (without reduction for any deficit in Consolidated Net Income for any quarterly fiscal period) for the period from and after March 26, 1996, to and including the date of determination thereof, computed on a cumulative basis for said entire period."

           3. The provisions of Section 10 of each of the Existing Agreements are hereby amended as follows:

           A. The following defined terms shall be inserted in Section 10 in the appropriate alphabetical order:

               "Acquisition Agreement" shall mean the Acquisition Agreement dated as of March 25, 1996, by and among Seattle Crab Co., the Company and Skipper's, Inc.

               "Indemnification Agreements" shall mean, collectively, the Lease Indemnification Agreement and the Liability Assumption Agreement, as those agreements are defined and identified in the Acquisition Agreement.

               "Skipper's Sale" shall mean the Company's sale of the common stock of Skipper's, Inc. in accordance with all of the terms and conditions of the Acquisition Agreements.

           B. The defined term "Funded Debt" shall be amended by deleting the period at the end of the definition thereof, and replacing it with the following phrase: "; provided, however, that the term "Funded Debt" shall not include any of the company's obligations under the Indemnification Agreement."

           C. The defined term "Consolidated Net Income" shall be amended by deleting the period at the end of the definition thereof, and replacing it with the following phrase:

               "; provided, however, that for purposes of calculating Consolidated Net Income with respect to the last day of the fiscal quarter ending March 26, 1996, and with respect to the last day of each of the next three successive fiscal quarters thereafter, Consolidated Net Income Available for Fixed Charges shall be calculated without regard for any charges against income in connection with the Skipper's Sale or in connection with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which might otherwise be required under GAAP."

           D. The defined term "EBITDA" shall be amended by deleting the period at the end of the definition thereof, and replacing it with the following phrase:

               "; provided, however, that for purposes of calculating EBITDA with respect to the last day of the fiscal quarter ending March 26, 1996, and with respect to the last day of each of the next three successive fiscal quarters thereafter, EBITDA shall be calculated without regard for any charges against income in connection with the Skipper's Sale or in connection with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which might otherwise be required under GAAP."

           Except  as  expressly amended as set forth  above,  the  Existing
Agreements remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operates as an amendment or waiver of any provision of the Existing Agreements.

           This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

           If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this Amendment No. 2 to NPC International, Inc., 720 West 20th Street, P.O. Box 643, Pittsburg, Kansas 66762, Attention: Troy D. Cook. This Amendment No. 2 shall become effective as to any Lender as of the date first above written when and if a counterpart of this Amendment No. 2 shall have been executed by such Lender.

                                   Very truly yours,

                                   NPC INTERNATIONAL, INC.



                                   By:
                                   Name:  Troy D. Cook
                                   Title Vice President and Chief Financial
                                   Officer

Agreed as of the date first above written:

PACIFIC MUTUAL LIFE INSURANCE COMPANY


By:

Name:

Title:

Agreed as of the date first above written:

PACIFIC CORINTHIAN LIFE INSURANCE COMPANY


By:

Name:

Title:


Agreed as of the date first above written:

LUTHERAN BROTHERHOOD


By:

Name:

Title: